Exhibit 2

Joint Filing Agreement

This Joint Filing Agreement, entered into and effective as of December 2, 2013, is made by and among MG Partners Limited, Magna Gibraltar Investments LLC, Hanover Holdings I, LLC, Magna Group Capital Management, LLC and Joshua Sason (each, a “Filer” and, collectively, the “Filers”) pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Each of the Filers hereby acknowledges and agrees that the foregoing statement on Schedule 13G (the “Schedule 13G”) is filed on behalf of each of the Filers and that all subsequent amendments to the Schedule 13G shall be filed on behalf of each of the Filers without the necessity of filing additional joint filing agreements. Each Filer acknowledges that such Filer shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning such Filer contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any of the other Filers, except to the extent that such Filer knows or has reason to believe that such information is inaccurate. Each Filer consents to the filing of this Joint Filing Agreement as an exhibit to the Schedule 13G.

This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

This Joint Filing Agreement may be terminated by any of the Filers upon written notice to the other Filers.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date set forth above.

MG PARTNERS LIMITED

By:	/s/ Michael Abitebol
Name: Michael Abitebol
Title: Director

MAGNA GIBRALTAR
INVESTMENTS LLC

By:	/s/ Michael Abitebol
Name: Michael Abitebol
Title: Chief Operating Officer

HANOVER HOLDINGS I, LLC

By:	/s/ Joshua Sason
Name: Joshua Sason
Title: Chief Executive Officer

MAGNA GROUP CAPITAL
MANAGEMENT, LLC

By:	/s/ Joshua Sason
Name: Joshua Sason
Title: Chief Executive Officer

/s/ Joshua Sason
JOSHUA SASON